UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 23, 2007

Neoware, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21240	23-2705700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Horizon Drive, King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

(610) 277-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 23, 2007, in connection with the execution of an Agreement and Plan of Merger (the “Merger Agreement”) by and among Neoware, Inc. (the “Company”), Hewlett-Packard Company (“HP”), and Narwhal Acquisition Corporation, a wholly owned subsidiary of HP (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, (the “Merger”), the Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of the Company, and the Board of Directors, upon recommendation of the Committee, approved the acceleration of the vesting upon the consummation of the Merger of all unvested stock options under the Company’s stock plans, including those of executive officers and directors. In accordance with the Merger Agreement, each option that has not been exercised at or prior to the Effective Time (as defined in the Merger Agreement), will be cancelled and extinguished and converted into the right to receive a cash payment in an amount equal to the amount, if any, by which the merger consideration exceeds the per share exercise price of the option, multiplied by the number of shares subject to the option. The Merger Agreement requires the Company to take all actions necessary under the Company’s stock plans to effect the terminations of the options at the Effective Time. The acceleration of the vesting of the options was required to comply with this requirement and the terms of the Company stock plans.

As of July 23, 2007, each of the executive officers held options with exercise prices less than $16.25 that are unvested as to various numbers of shares. The exercise prices of such options range from $6.48 to $14.02 per share. At this time, the exact timing of the closing of the Merger is uncertain and it is, therefore, not possible to calculate the number of options that will be subject to acceleration of vesting at closing and the amount of cash that will be payable to the executive officers upon such acceleration, since options will continue to vest until closing in accordance with the terms of the options. The Company expects the Merger to be consummated in the fourth quarter of calendar year 2007. Based on that expectation, the following table sets forth information as to the options owned by the executive officers of the Company (including the principal executive officer, the principal financial officer and the named executive officers) that will be subject to acceleration of vesting, assuming that the Merger is consummated on October 1, 2007. If the Merger is consummated earlier or later than October 1, 2007, the actual number of options subject to acceleration, and the amounts payable to the executive officers as a result of such acceleration, may be lower or higher:

See Item 8.01 below for the legends required pursuant to Rule 14a-12(a) under the Securities Exchange Act of 1934.

Item 8.01.	Other Events

Additional information and where to find it

Neoware intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the Merger. The proxy statement will be mailed to the stockholders of Neoware. Before making any voting or investment decision with respect to the Merger, investors and stockholders of Neoware are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the Merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Neoware with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders of Neoware may obtain free copies of the documents filed with the SEC from Cameron Associates, 1370 Avenue of the Americas, New York, NY 10019, +1 212 245 8800.

Participants in the solicitation

Neoware and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Neoware stockholders in connection with the Merger. Information about HP’s directors and executive officers is set forth in the proxy statement on Schedule 14A for HP’s 2007 Annual Meeting of Stockholders filed with the SEC on Jan. 23, 2007. Information about Neoware’s directors and executive officers is set forth in the proxy statement on Schedule 14A for Neoware’s 2006 Annual Meeting of Stockholders filed with the SEC on Oct. 30, 2006. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that Neoware intends to file with the SEC.

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Name	Position	Unvested Options Subject to Acceleration at Effective Time (assumed to be October 1, 2007)	Amount of Cash Payable at Effective Time (assumed to be October 1, 2007)
Klaus P. Besier	Chief Executive Officer and President	312,500	$826,625

Eric N. Rubino	Executive Vice President	100,000	$456,000

Keith D. Schneck	Executive Vice President and Chief Financial Officer	61,250	$253,063

Peter Bolton	Executive Vice President, Sales, EMEA	57,500	$216,425

James Kirby	Executive Vice President, Sales, Americas and ASPAC	82,500	$324,575

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

NEOWARE, INC.

Dated: July 27, 2007	By:	/s/ Keith D. Schneck
Keith D. Schneck, Executive Vice President and Chief Financial Officer

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